CONSENT OF INDEPENDENT ACCOUNTANTS
                  -----------------------------------
We hereby consent to the use in the Prospectus constituting part of this registration statement on Form N-2 of our report dated August 12, 1996, relating to the financial statements and per share data and ratios of Emerging Markets Growth Fund, Inc., which is included in such Prospectus. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Legal Counsel" in such Prospectus.

PRICE WATERHOUSE LLP
Los Angeles, California
July 30, 1997